UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2021

NEW JERSEY RESOURCES CORPORATION
(Exact Name of registrant as specified in its charter)

New Jersey	001-08359	22-2376465
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 Wyckoff Road Wall, New Jersey	07719
(Address of Principal Executive Offices)	(Zip Code)

(732) 938-1480
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $2.50 par value	NJR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 3, 2021, New Jersey Resources Corporation (the “Company” or “NJR”) entered into amendments (the “Amendments”) to each of its existing senior note purchase agreements.  Through the Amendments, the Company's maximum ratio of consolidated indebtedness to consolidated capitalization (the “Leverage Ratio”) was increased from 65% to 70% (subject to returning to 65% in certain circumstances).  In addition, the impacts of the new lease accounting standard adopted in fiscal 2020, Accounting Standard Codification (ASC) 842, and the change in accounting policy for investment tax credits applied by the Company in fiscal 2021 are excluded from the calculation of the Leverage Ratio.  Pursuant to the Amendments, the Company was required to pay a fee of 0.05% of the outstanding principal amount of the senior notes to the noteholders.

The foregoing summary of the Amendments is qualified in its entirety by the full text of the Amendments, copies of which are attached hereto as Exhibits 4.3 through 4.8 and incorporated herein by reference.

The information included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 28, 2021, New Jersey Natural Gas Company (“NJNG”), a wholly-owned subsidiary of  “NJR”, and certain institutional investors in the private placement market (the “Purchasers”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”), under which NJNG sold to the Purchasers $100,000,000 in aggregate principal amount of NJNG’s senior notes consisting of $50,000,000 in aggregate principal amount of its 2.97% Senior Notes, Series 2021A, due October 30, 2051 (the “Series A Notes”) and $50,000,000 in aggregate principal amount of its 3.07% Senior Notes, Series 2021B, due October 28, 2061(the “Series B Notes” and together with the Series A Notes, the “Notes”).

The Notes will be secured by an equal principal amount of NJNG’s First Mortgage Bonds issued under the Amended and Restated Indenture of Mortgage, Deed of Trust and Security dated September 1, 2014 between NJNG and U.S. Bank National Association, in its capacity as Trustee, as amended and supplemented by the First Supplemental Indenture, dated as of April 1, 2015, the Second Supplemental Indenture dated as of June 1, 2016, the Third Supplemental Indenture dated as of May 1, 2018, the Fourth Supplemental Indenture dated as of April 1, 2019, the Fifth Supplemental Indenture dated as of July 1, 2019, the Sixth Supplemental Indenture dated as of August 1, 2019, the Seventh Supplemental Indenture dated as of June 1, 2020, the Eighth Supplemental Indenture dated as of July 1, 2020, the Ninth Supplemental Indenture dated as of August 1, 2020, and further amended and supplemented by the Tenth Supplemental Indenture dated as of October 1, 2021. Accordingly, the Notes are secured ratably with NJNG’s First Mortgage Bonds in the collateral pledged to secure such bonds. The proceeds of the Notes will be used for general corporate purposes, including, but not limited to, refinancing or retiring short-term debt and funding capital expenditures.

Interest will accrue on the Series A Notes at 2.97% per annum and will be payable on April 28 and October 28 of each year, beginning on April 28, 2022, and on the maturity date of October 30, 2051. Interest will accrue on the Series B Notes at 3.07% per annum and will be payable on April 28 and October 28 of each year, beginning on April 28, 2022, and on the maturity date of October 28, 2061. NJNG may prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $1,000,000 in aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the aggregate principal amount so prepaid together with interest accrued thereon to the date of such prepayment and the make-whole amount (as such term is defined in the Note Purchase Agreement) determined for the prepayment date with respect to such principal amount. The Notes will also be subject to required prepayments upon the occurrence of certain events. The Notes will not be registered under the Securities Act of 1933, as amended (“Securities Act”), or under the securities laws of any jurisdiction. The Notes will be subject to certain restrictions on transfer and may only be sold in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

The Note Purchase Agreement contains customary representations and warranties of NJNG and the Purchasers and also contains customary events of default and certain covenants which will limit NJNG’s ability beyond agreed upon thresholds, to, among other things: (i) incur liens; (ii) make dispositions of assets; (iii) enter into transactions with affiliates; and (iv) merge, consolidate, transfer, sell or lease all or substantially all of NJNG’s assets. These covenants are subject to a number of important exceptions and qualifications set forth in the Note Purchase Agreement.

NJR will not be obligated directly or contingently with respect to the Notes or the First Mortgage Bonds.

The foregoing description of the Note Purchase Agreement is qualified in its entirety by reference to the entire Note Purchase Agreement attached hereto as Exhibit 4.1 and incorporated herein by reference. The foregoing description of the Tenth Supplemental Indenture is qualified in its entirety by reference to the entire Tenth Supplemental Indenture attached hereto as Exhibit 4.2 and incorporated herein by reference.

Cautionary Statements Regarding Forward-Looking Statements

This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “may,” “should” and similar expressions may identify forward-looking information and such forward-looking statements are made based upon management’s current expectations and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on NJR will be those anticipated by management. Forward-looking information in this filing includes, but is not limited to, certain statements regarding the use of proceeds.

Additional information and factors that could cause actual results to differ materially from NJR’s expectations are contained in NJR’s filings with the U.S. Securities and Exchange Commission (“SEC”), including NJR’s Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s web site, http:.//www.sec.gov. Information included in this filing is representative as of today only and while NJR periodically reassesses material trends and uncertainties affecting NJR’s results of operations and financial condition in connection with its preparation of management’s discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	$100,000,000 Note Purchase Agreement, dated as of October 28, 2021, by and among New Jersey Natural Gas Company and the Purchasers party thereto.

4.2	Tenth Supplemental Indenture, dated as of October 1, 2021, by and between New Jersey Natural Gas Company and U.S. Bank National Association, as Trustee.

4.3
Third Amendment to the Shelf Note Purchase Agreement dated as of June 30, 2011, dated as of November 1, 2021 among New Jersey Resources Corporation, each Guarantor signatory thereto, and each Noteholder party thereto.

4.4
First Amendment to the Note Purchase Agreement dated as of March 22, 2016, dated as of November 1, 2021 among New Jersey Resources Corporation, each Guarantor signatory thereto, and each Noteholder party thereto.

4.5
First Amendment to the Note Purchase Agreement dated as of June 8, 2018, dated as of November 1, 2021 among New Jersey Resources Corporation, each Guarantor signatory thereto, and each Noteholder party thereto.

4.6
First Amendment to the Note Purchase Agreement dated as of July 17, 2019, dated as of November 1, 2021 among New Jersey Resources Corporation, each Guarantor signatory thereto, and each Noteholder party thereto.

4.7
First Amendment to the Note Purchase Agreement dated as of May 14, 2020, dated as of November 1, 2021 among New Jersey Resources Corporation, each Guarantor signatory thereto, and each Noteholder party thereto.

4.8
First Amendment to the Note Purchase Agreement dated as of September 1, 2020, dated as of November 1, 2021 among New Jersey Resources Corporation, each Guarantor signatory thereto, and each Noteholder party thereto.

104	Cover page in Inline XBRL format.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION

Date: November 3, 2021	By:	/s/ Patrick J. Migliaccio
Patrick J. Migliaccio
Senior Vice President and Chief Financial Officer